SUB-ITEM 77Q1(E)
COPIES OF NEW OR AMENDED REGISTRANT INVESTMENT ADVISORY AGREEMENTS

A copy of Investment Advisory Agreement between Registrant and Auxier Asset Management LLC regarding the Auxier Focus Fund, Exhibit (d) (7) to the Registrant’s  Registration  Statement  on Form N-1A,  is incorporated by reference as filed via EDGAR in Post-Effective Amendment No. 270 on February 19, 2010, accession number 0000315774-10-000033.